SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

AMENDMENT NO. ___

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL FUNDS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules
14a-6(i)(1) and 0-11.
1)    Title of each class of securities to which transaction applies:
2)    Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)    Proposed maximum aggregate value of transaction:
5)    Total fee paid:
[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

PROXY LITE MESSAGE DRAFT SAMPLES:
Principal Funds

DRAFT PROXY LITE MESSAGE

“Hello, my name is Mike Beer, President and CEO of Principal Funds and I am calling today to ask for your help.

There are several important proposals out to our shareholders and it is important to me to get your vote on these issues.

As a shareholder your participation in the vote is urgently requested. You can vote now by pressing 1 and you will be connected to a proxy specialist who will walk you through the process for voting. Or, if you are receiving this message as a recording you can vote now by dialing 844-749-3636 to be connected. That number again is 844-749-3636.

You also have received proxy materials by mail, and you can use those to vote through the mail or on line.

Acting now, preempts additional cost for outreach. It also ensures that you will not receive any additional solicitation.

Please vote, your vote is important regardless of the number of shares you own.

Thank you again for your time and we appreciate your confidence in the Principal Funds.”

PROXY LITE MESSAGE DRAFT SAMPLES:
Principal Funds

DRAFT PROXY LITE MESSAGE TO BE SENT CLOSE TO MEETING

“Hello, this is Mike Beer,

The President and CEO of Principal Funds.

With only a few days left until our April 25, 2019 deadline, I am reaching out to our fellow shareholders that have not yet voted.

I apologize for the inconvenience but your vote will only take a moment and you can vote now by pressing 1 to be connected to a proxy specialist.

If this message was recorded on your voicemail please take a moment to call at your earliest convenience 844-749-3636 that’s 844-749-3636 to vote your shares or use your proxy card and voting instructions you received in the mail.

As a reminder the Board of Directors believes the proposals are in the best interest of the shareholders and recommend a vote FOR the proposals.

We appreciate your support and thank you in advance for your vote.”